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                                                                     EXHIBIT 4.2







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                         AMERICAN EXPRESS ISSUANCE TRUST



                         RECEIVABLES PURCHASE AGREEMENT



                                     between




                           AMERICAN EXPRESS BANK, FSB



                                       and



             AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.



                            Dated as of May 19, 2005


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                  RECEIVABLES PURCHASE AGREEMENT, dated as of May 19, 2005, by and between AMERICAN EXPRESS BANK, FSB, a federal savings bank (together with its permitted successors and assigns, "FSB") and AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC., a New York corporation (together with its permitted successors and assigns, "TRS").

                              W I T N E S S E T H:

                  WHEREAS, TRS desires to purchase, from time to time, certain Receivables (hereinafter defined) existing or arising in designated charge accounts of FSB;

                  WHEREAS, FSB desires to sell and assign, from time to time, certain Receivables to TRS upon the terms and conditions hereinafter set forth;

                  WHEREAS, it is contemplated that the Receivables purchased hereunder will be transferred by TRS to American Express Receivables Financing Corporation V ("RFC V") and by RFC V to the Trust under the terms of the Transfer and Servicing Agreement in connection with the issuance of notes secured by the Receivables (each capitalized term as hereinafter defined); and

                  WHEREAS, FSB agrees that all representations, warranties, covenants and agreements made by FSB herein with respect to the Accounts and the Receivables shall also be for the benefit of RFC V, the Trust, the Owner Trustee, the Indenture Trustee and the Noteholders (each capitalized term as hereinafter defined).

                  NOW, THEREFORE, it is hereby agreed by and between FSB and TRS as follows:

                                   ARTICLE I

                                   DEFINITIONS

                  Section 1.01. Definitions. All capitalized terms used herein or in any certificate, or document made or delivered pursuant hereto, and not defined herein or therein, shall have the following meanings:

                  "Account" shall mean each (a) Initial Account, (b) each Additional Account (but only from and after the Addition Date with respect thereto) and (c) each Related Account. The term "Account" shall include any account replacing an Account (as defined in the TRS-RFC V Receivables Purchase Agreement) in connection with the transfer of ownership of such Account (as defined in the TRS-RFC V Receivables Purchase Agreement) from an Account Owner to FSB (provided that such replacement account can be traced or identified by reference to, or by way of, the code designation in the securitization field of such replacement account, which code designation is contained in the computer or other records of FSB used to generate the Account Schedule). The term "Account" shall exclude (i) any Deleted Account and (ii) any Account, all the Receivables of which are reassigned to TRS pursuant to Section 6.01 or Section 6.02. The term "Account" shall include any Removed Account only prior to the Removal Date with respect thereto.

                  "Account Agreement" shall mean, with respect to an Account, the agreements between FSB and an Obligor governing the terms and conditions of such Account, as such agreements may be amended, modified or otherwise changed from time to time and as distributed (including any amendments and revisions thereto) to holders of such Account.

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                  "Account Guidelines" shall mean the established policies and procedures of FSB, (a) relating to the operation of its charge business which generally are applicable to its portfolio of similar accounts, including the policies and procedures for determining the creditworthiness of customers and the extension of charge privileges to customers, and (b) relating to the maintenance of accounts and collection of receivables, in each case as such policies and procedures may be amended, modified or otherwise changed from time to time.

                  "Account Owner" shall have the meaning specified in the TRS-RFC V Receivables Purchase Agreement.

                  "Account Schedule" shall mean a computer file or microfiche list containing a true and complete list of Accounts, identified by account number, and setting forth, with respect to each Account, the aggregate amount outstanding in such Account (a) on the Initial Cut Off Date (for the Account Schedule delivered on the Closing Date) and (b) on the applicable Addition Cut-Off Date (for any Account Schedule relating to Additional Accounts).

                  "Addition Cut-Off Date" shall mean (a) with respect to each New Account, the date on which such New Account is originated, and (b) with respect to Aggregate Addition Accounts, the date specified as such in the related Aggregate Addition Account Supplemental Conveyance.

                  "Addition Date" shall mean (a) with respect to New Accounts, the date from and after which such New Accounts are to be included as Accounts pursuant to Section 2.03(a) and the related New Account Supplemental Conveyance, and (b) with respect to Aggregate Addition Accounts, the date from and after which such Aggregate Addition Accounts are included as Accounts pursuant to Subsection 2.02(a) and the related Aggregate Addition Account Supplemental Conveyance.

                  "Additional Account" shall mean each New Account and each Aggregate Addition Account.

                  "Affiliate" shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" shall mean the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

                  "Aggregate Addition Account" shall mean each charge account established pursuant to an Account Agreement between FSB and any Person, which account is designated pursuant to Section 2.02 to be included as an Account and identified on an Account Schedule delivered pursuant to Sections 2.01 and 2.02.

                  "Aggregate Addition Account Supplemental Conveyance" shall have the meaning specified in Subsection 2.02(b).

                  "Agreement" shall mean this Receivables Purchase Agreement, as the same may be amended and supplemented from time to time.

                  "Business Day" shall mean any day other than (a) a Saturday or Sunday or (b) any other day on which national banking associations, federal savings banks or state banking institutions in New York, New York, or any other State in which the principal executive offices of FSB are located, are authorized or obligated by law, executive order or governmental decree to be closed.

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                  "Closing Date" shall mean May 19, 2005.

                  "Collection Account" shall have the meaning specified in the Indenture.

                  "Collections" shall mean all payments (excluding Recoveries) received in respect of the Receivables, in the form of cash, checks, wire transfers, electronic transfers, ATM transfers or any other form of payment.

                  "Conveyance" shall have the meaning specified in Subsection 2.01(a).

                  "Credco" shall mean American Express Credit Corporation, a Delaware corporation, including any subsidiary thereof, and its permitted successors and assigns.

                  "Date of Processing" shall mean, with respect to any transaction or receipt of Collections, the Business Day after such transaction or receipt is first output, in written form under TRS's customary and usual practices, from TRS's computer file of Accounts and accounts comparable to the Accounts (without regard to the effective date of recordation).

                  "Debtor Relief Laws" shall mean (a) the United States Bankruptcy Code and (b) all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, readjustment of debt, marshalling of assets, assignment for the benefit of creditors and similar debtor relief laws from time to time in effect in any jurisdiction affecting the rights of creditors generally or the rights of creditors of banks.

                  "Defaulted Receivable" shall mean a Principal Receivable which is charged off as uncollectible in accordance with the Account Guidelines and the Servicer's customary and usual servicing procedures for servicing receivables comparable to the Receivables. A Principal Receivable shall become a Defaulted Receivable on the Date of Processing on which such Principal Receivable is recorded as charged-off on the Servicer's computer file of Accounts.

                  "Deleted Account" shall mean any Removed Account as to which there are no Receivables arising therein (including Receivables that, though charged off as uncollectible, may generate Recoveries) owned by TRS.

                  "Discount Option Receivables" shall have the meaning specified in the Transfer and Servicing Agreement.

                  "Early Amortization Event" shall have the meaning specified in the Indenture.

                  "Eligible Account" shall mean each charge account established pursuant to an Account Agreement between FSB and any Person, which meets the following requirements as of the applicable Selection Date:

                  (a) is a charge account in existence and maintained with FSB;

                  (b) is payable in United States dollars;

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                  (c) has not been identified by FSB or TRS in its computer
files as canceled due to a related Obligor's bankruptcy or insolvency;

                  (d) has an Obligor who has provided, as his or her most recent billing address, an address located in the United States or its territories or possessions or a United States military address; provided, however, that, with the consent of TRS, as of such Selection Date, up to 3% of the aggregate amount of Receivables may have related Obligors who have provided, as their billing addresses, addresses located outside of such jurisdictions;

                  (e) if such account is a charge card account, has not been identified as an account with respect to which a related card has been lost or stolen;

                  (f) has not been sold or pledged by FSB to any other party;

                  (g) does not have any receivables that have been sold or pledged by FSB to any other Person other than Credco, TRS or any Transferor; and

                  (h) does not have any receivables that have been written off or that have been identified by FSB as having been incurred as a result of the fraudulent use of a related charge card.

Notwithstanding the above requirements, Eligible Accounts may include accounts, the receivables of which have been written off, or which have been identified by FSB or TRS in its computer files as canceled due to a related Obligor's bankruptcy or insolvency, in each case as of the related Selection Date; provided, however, that (1) the balance of all receivables included in such accounts is reflected on the books and records of FSB (and is treated for purposes of this Agreement) as "zero" and (2) borrowing and charging privileges with respect to all such accounts have been canceled in accordance with the Account Guidelines applicable thereto.

                  "Eligible Receivable" shall mean each Receivable:

                  (a) which has arisen in an Eligible Account;

                  (b) which was created in compliance in all material respects with all Requirements of Law applicable to FSB and pursuant to an Account Agreement that complies in all material respects with all Requirements of Law applicable to FSB, in either case, the failure to comply with which would have a material adverse effect on TRS;

                  (c) with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given in connection with the creation of such Receivable or the execution, delivery and performance by FSB of the Account Agreement pursuant to which such Receivable was created, have been duly obtained, effected or given and are in full force and effect;

                  (d) as to which, immediately prior to the sale of such Receivable to TRS, FSB has good and marketable title thereto, free and clear of all Liens (other than any Lien for municipal or other local taxes of FSB if such taxes are not then due and payable or if FSB is then contesting the validity thereof in good faith by appropriate proceedings and has set aside on its books and records adequate reserves with respect thereto);

                  (e) which has been the subject of a valid sale and assignment from FSB to TRS of all FSB's right, title and interest therein (including any proceeds thereof);

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                  (f) which is the legal, valid and binding payment obligation of an Obligor thereon, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable Debtor Relief Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

                  (g) which, at the time of the sale of such Receivable to TRS, has not been waived or modified except as permitted in accordance with the Account Guidelines and which waiver or modification is reflected in FSB's computer file of Accounts;

                  (h) which, at the time of the sale of such Receivable to TRS, is not subject to any right of rescission, setoff, counterclaim or any other defense (including defenses arising out of violations of usury laws) of an Obligor, other than defenses arising out of applicable Debtor Relief Laws;

                  (i) as to which, at the time of the sale of such Receivable to TRS, FSB has satisfied all its obligations required to be satisfied by such time;

                  (j) as to which, at the time of the sale of such Receivable to TRS, FSB has not taken any action which would impair, or omitted to take any action the omission of which would impair, the rights of TRS therein; and

                  (k) which constitutes either an "account" or a "general intangible" under and as defined in Article 9 of the UCC as then in effect in any jurisdiction where the filing of a financing statement is then required to perfect TRS's interest in such Receivable and the proceeds thereof.

                  "Event of Default" shall have the meaning specified in the Indenture.

                  "Excess Funding Account" shall have the meaning specified in the Indenture.

                  "Finance Charge Receivables" shall mean the aggregate amount of Discount Option Receivables.

                  "First Note Transfer Date" shall have the meaning specified in the Transfer and Servicing Agreement.

                  "Governmental Authority" shall mean the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Indenture" shall mean the Indenture, dated as of May 19, 2005, between the Trust, as issuer, and the Indenture Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Indenture Trustee" shall mean The Bank of New York, in its capacity as indenture trustee under the Indenture, its successors in interest and any successor indenture trustee under the Indenture.

                  "Initial Account" shall mean each charge account established pursuant to an Account Agreement between FSB and any Person, which account is identified in the Account Schedule delivered or caused to be delivered by FSB to TRS on the Closing Date.

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                   "Initial Cut-Off Date" shall mean the opening of business on
April 25, 2005.

                  "Insolvency Event" shall have the meaning specified in Section 8.02.

                  "Issuer Rate Fees" shall mean all issuer rate fees payable to FSB in connection with cardholder charges for goods or services with respect to the Receivables.

                  "Lien" shall mean any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, equity interest, encumbrance, lien (statutory or other), preference, participation interest, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement, or any financing lease having substantially the same economic effect as any of the foregoing; provided, however, that the security interest created in favor of the Indenture Trustee shall not be deemed to constitute a Lien.

                  "Monthly Period" shall mean, with respect to each Payment Date, the period (a) from and including the second day following the last day of the seventh billing cycle applicable to the Accounts ending during the second preceding calendar month and (b) to and including the day following the last day of the seventh billing cycle applicable to the Accounts ending in the calendar month immediately preceding the calendar month in which such Payment Date shall occur.

                  "New Account" shall mean each charge account established pursuant to an Account Agreement between FSB and any Person, which account is designated pursuant to Subsection 2.03(a) to be included as an Account and identified on an Account Schedule delivered pursuant to Sections 2.01 and 2.03.

                   "New Account Delivery Date" shall mean, with respect to any New Account, the fifteenth calendar day of the month (or, if such 15th calendar day is not a Business Day, the next succeeding Business Day) following the Monthly Period in which the Addition Date for such New Account occurs.

                  "New Account Supplemental Conveyance" shall have the meaning specified in Subsection 2.03(b).

                  "Note Rating Agency" shall mean the nationally recognized statistical rating agency or agencies, if any, selected by RFC V and any other Transferor to rate any securities issued by the Trust.

                  "Noteholder" shall have the meaning specified in the Indenture.

                  "Obligor" shall mean, with respect to any Account, the Person or Persons obligated to make payments with respect to such Account, including any guarantor thereof, but excluding any merchant.

                  "Officer's Certificate" shall mean a certificate delivered to TRS signed by any Vice President or more senior officer of FSB and which states that the certifications set forth in such certificate are based upon the results of a due inquiry into the matters in question conducted by or under the supervision of the signing officer and that the facts stated in such certifications are true and correct to the best of the signing officer's knowledge.

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                  "Owner Trustee" shall mean Wilmington Trust Company, not in its individual capacity, but solely as owner trustee under the Trust Agreement, its successors in interest and any successor owner trustee under the Trust Agreement.

                  "Payment Date" shall have the meaning specified in the Indenture.

                  "Person" shall mean any person or entity, including any individual, corporation, limited liability company, partnership (general or limited), joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority, or other entity of any nature.

                  "Principal Receivables" shall mean all Receivables other than Finance Charge Receivables.

                  "Proceeding" shall mean any suit in equity, action at law or other judicial or administrative proceeding.

                  "Purchase Price" shall have the meaning specified in Subsection 3.01(a).

                  "Purchase Price Adjustment" shall have the meaning specified in Section 3.02.

                  "Purchase Price Payment Date" shall have the meaning specified in Subsection 3.01(a).

                  "Purchased Assets" shall have the meaning specified in Subsection 2.01(a).

                  "Receivables" shall mean all amounts shown on the records of FSB as amounts payable by an Obligor on any Account from time to time, including amounts payable for Principal Receivables and Finance Charge Receivables.

                  "Recoveries" shall mean all amounts received with respect to Receivables which have previously been charged-off.

                  "Related Account" shall mean an Account with respect to which a new account number has been issued by FSB (i) in compliance with the Account Guidelines and the related Account Agreement, (ii) to the same Obligor or Obligors of such Account, and (iii) (a) as a result of the charge card with respect to such Account being lost or stolen; (b) as a result of the related Obligor requesting a change in his or her billing cycle; (c) as a result of the related Obligor requesting the discontinuance of responsibility with respect to such Account; (d) as a result of the related Obligor requesting a product change; or (e) for any other reasons permitted by the Account Guidelines; provided that such Account can be traced or identified by reference to or by way of the code designation in the securitization field of such Account, which code designation is contained in the computer or other records of FSB used to generate the Account Schedule.

                  "Removed Account" shall mean any Account as to which FSB has received notice from TRS that such Account is a "Removed Account" as defined in the Transfer and Servicing Agreement.

                  "Requirements of Law" shall mean any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, whether federal, state or local (including, without limitation, usury laws, the Federal Truth in Lending Act and Regulation B and Regulation Z of the Board of Governors of the Federal Reserve System), and, when used with respect to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person.
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                  "RFC V" shall have the meaning specified in the recitals
hereto.

                  "Selection Date" shall mean (i) with respect to each Initial Account with the code designation "AA," the close of business on the cycle billing date for such Account occurring in the Monthly Period beginning October 2, 2004 and ending at the close of business on October 29, 2004 and (b) with respect to each Initial Account with the code designation "5," the close of business on the cycle billing date for such Account occurring in the Monthly Period beginning March 18, 2004 and ending at the close of business on April 14, 2004, (ii) with respect to each Aggregate Addition Account, the date specified as such in the related Aggregate Addition Account Supplemental Conveyance and
(iii) with respect to each New Account, the date on which such New Account is originated.

                  "Servicer" shall mean the entity acting as Servicer under the Transfer and Servicing Agreement.

                  "Small Balances" shall have the meaning established in accordance with the Account Guidelines.

                  "Stop Date" shall have the meaning specified in Subsection 2.04(a).

                  "Supplemental Conveyance" shall mean an Aggregate Addition Account Supplemental Conveyance or a New Account Supplemental Conveyance.

                  "Transfer and Servicing Agreement" shall mean the Transfer and Servicing Agreement, dated as of May 19, 2005, among RFC V, as Transferor, TRS, as Servicer and Administrator, the Trust, as Issuer, and the Indenture Trustee, as amended, supplemented or restated from time to time.

                  "Transfer Restriction Event" shall mean that FSB is unable for any reason to transfer Receivables to TRS in accordance with the provisions of this Agreement, including by reason of the application of the provisions in
Section 8.02 or any order of any Governmental Authority.

                  "Transferor" shall mean the entity or entities acting as a Transferor under the Transfer and Servicing Agreement.

                  "TRS" shall have the meaning specified in the initial paragraph of this Agreement.

                  "TRS-RFC V Receivables Purchase Agreement" shall mean the receivables purchase agreement, dated May 19, 2005, between TRS and RFC V, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Trust" shall mean the American Express Issuance Trust, created under the Trust Agreement.

                  "Trust Agreement" shall mean the Trust Agreement relating to the Trust, dated as of May 18, 2005, between the Transferor and the Owner Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

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                  "UCC" shall mean the Uniform Commercial Code as in effect in the applicable jurisdiction.

                  Section 1.02. Other Definitional Provisions.

                  The words "HEREOF," "HEREIN," "HEREUNDER" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, Subsection, Schedule and Exhibit references contained in this Agreement are references to Sections, Subsections, Schedules and Exhibits in or to this Agreement unless otherwise specified.

                               [END OF ARTICLE I]


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                                   ARTICLE II

                     PURCHASE AND CONVEYANCE OF RECEIVABLES

                  Section 2.01. Purchase.

                  (a) In consideration of the payment of the Purchase Price as provided herein, FSB does hereby sell, transfer, assign, set over and otherwise convey to TRS (collectively, the "CONVEYANCE"), without recourse except as provided herein, all of its right, title and interest, whether now owned or hereafter acquired, in, to and under the Receivables existing at the Initial Cut-Off Date, in the case of Receivables arising in the Initial Accounts (including Related Accounts with respect to such Initial Accounts), and at the applicable Addition Cut-Off Date, in the case of Receivables arising in the Additional Accounts (including Related Accounts with respect to such Additional Accounts), and in each case thereafter created from time to time in the Accounts, all Recoveries allocable to such Receivables, all monies due or to become due and all amounts received or receivable with respect thereto, all Collections with respect thereto, and all proceeds (including "proceeds" as defined in the UCC) thereof, but excluding any Issuer Rate Fees allocable to such Receivables (collectively, the "PURCHASED ASSETS").

                  The Receivables existing in the Initial Accounts at the Initial Cut-Off Date and thereafter arising in the Initial Accounts on or prior to the Closing Date, and the related Purchased Assets, shall be sold by FSB and purchased by TRS on the Closing Date. Receivables arising after the Closing Date in the Initial Accounts and the related Purchased Assets shall be sold by FSB and purchased by TRS on the date such Receivables arise. The Receivables existing in Additional Accounts at the related Addition Cut-Off Date and thereafter arising in such Additional Accounts on or prior to the related Addition Date, and the related Purchased Assets, shall be sold by FSB and purchased by TRS on the related Addition Date. Receivables arising after such Addition Date in such Additional Accounts and the related Purchased Assets shall be sold by FSB and purchased by TRS on the date such Receivables arise.

                  (b) FSB shall (i) record and file, at its own expense, any financing statements (and amendments with respect to such financing statements when applicable) with respect to the Purchased Assets meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain perfection of, the Conveyance of such Purchased Assets from FSB to TRS, (ii) cause such financing statements and amendments to name FSB, as seller, and TRS, as purchaser, of the Purchased Assets and (iii) deliver a file-stamped copy of such financing statements or amendments or other evidence of such filings to TRS as soon as is practicable after filing.

                  (c) FSB shall, at its own expense, (i) on or prior to (x) the Closing Date, in the case of Initial Accounts, and (y) the applicable Addition Date, in the case of Additional Accounts, indicate in its books and records (including its computer files) that Receivables created in connection with such Accounts and the related Purchased Assets have been sold to TRS in accordance with this Agreement and have been conveyed by TRS to RFC V pursuant to the TRS-RFC V Receivables Purchase Agreement and by RFC V to the Trust pursuant to the Transfer and Servicing Agreement, and (ii) on or prior to (x) the Closing Date, in the case of Initial Accounts, and (y) the applicable Addition Date, in the case of Additional Accounts, deliver or cause to be delivered to TRS an Account Schedule (provided, however, that such Account Schedule shall be provided in respect of New Accounts on the New Account Delivery Date) containing a true and complete list of all such Accounts. FSB shall not alter the indication referenced in clause (i) of this paragraph with respect to any Account during the term of this Agreement unless and until such Account is no longer an Account or FSB has taken such action as is necessary or advisable to cause the interest of TRS in the Purchased Assets to continue to be perfected and of first priority. The Account Schedules, as supplemented and amended, collectively shall be marked as SCHEDULE 1 to this Agreement, shall be incorporated into and made a part of this Agreement and shall be updated or caused to be updated by FSB on each Addition Date (or, with respect to New Accounts, on the New Account Delivery Date) to include any new Additional Accounts, and shall be updated or caused to be updated by FSB not later than semi-annually to include any new Related Accounts.

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                  (d) The parties hereto intend that the conveyance of FSB's right, title and interest in and to the Purchased Assets shall constitute an absolute sale, conveying good title free and clear of any liens, claims, encumbrances or rights of others, from FSB to TRS. It is the intention of the parties hereto that the arrangements with respect to the Purchased Assets shall constitute a purchase and sale of such Purchased Assets and not a loan, including for accounting purposes. In the event, however, that it were to be determined that the transactions evidenced hereby constitute a loan and not a purchase and sale, it is the intention of the parties hereto that this Agreement shall constitute a security agreement under applicable law, and that FSB shall be deemed to have granted, and FSB does hereby grant, to TRS a first priority perfected security interest in all of FSB's right, title and interest, whether now owned or hereafter acquired, in, to and under the Purchased Assets to secure the obligations of FSB hereunder.

                  (e) To the extent that FSB retains any interest in the Purchased Assets, FSB hereby grants to the Trust and the Indenture Trustee a security interest in all of FSB's right, title and interest, whether now owned or hereafter acquired, in, to and under the Purchased Assets, to secure the performance of all of the obligations of FSB hereunder. With respect to such security interest and such collateral, the Trust and the Indenture Trustee shall have all of the rights that it has under the Transfer and Servicing Agreement. Each of the Trust and the Indenture Trustee shall also have all of the rights of a secured creditor under the UCC.

                  Section 2.02. Addition of Aggregate Addition Accounts.

                  (a) If, from time to time, TRS becomes obligated to designate Aggregate Addition Accounts (as such term is defined in the Transfer and Servicing Agreement) pursuant to Subsection 2.02(a) of the TRS-RFC V Receivables Purchase Agreement, then TRS may, at its option, give FSB written notice thereof on or before the eighth Business Day (the "ADDITION NOTICE DATE") prior to the Addition Date therefor, and upon receipt of such notice, FSB shall, on or before the Addition Date, designate sufficient Eligible Accounts as Aggregate Addition Accounts and shall sell to TRS the Purchased Assets related to such Aggregate Addition Accounts so that, following the inclusion thereof, TRS will be in compliance with the requirements of Subsection 2.02(a) of the TRS-RFC V Receivables Purchase Agreement. Additionally, subject to Subsection 2.02(b) of this Agreement, at its option and with the consent of TRS, FSB may designate Eligible Accounts as Aggregate Addition Accounts and sell to TRS the Purchased Assets related to such Aggregate Addition Accounts. In either event, FSB shall have sole responsibility for selecting the Aggregate Addition Accounts.

                  (b) On the Addition Date with respect to any designation of Aggregate Addition Accounts, such Aggregate Addition Accounts shall become Accounts, and TRS shall purchase FSB's right, title and interest in, to and under the Receivables in such Aggregate Addition Accounts and the related Purchased Assets as provided in Section 2.01, subject to the satisfaction of the following conditions on such Addition Date:

                  (i) as of the applicable Selection Date, each Aggregate Addition Account shall be an Eligible Account;

                  (ii) FSB shall have delivered to TRS copies of UCC financing statements covering such Aggregate Addition Accounts, if necessary to perfect TRS's interest in the Receivables arising therein and the related Purchased Assets;

                  (iii) to the extent daily collections are required by Section
         3.1 of the Transfer and Servicing Agreement, FSB, on behalf of TRS, shall have deposited into the Collection Account all Collections with respect to such Aggregate Addition Accounts since the applicable Addition Cut-Off Date;

                  (iv) as of each of the Addition Cut-Off Date and the Addition Date, no Insolvency Event with respect to FSB shall have occurred nor shall the sale of the Receivables arising in the Aggregate Addition Accounts and the related Purchased Assets to TRS have been made in contemplation of the occurrence thereof;

                  (v) such addition will not, in the reasonable belief of FSB, have a material adverse effect on TRS;

                  (vi) FSB shall have delivered to TRS an Officer's Certificate of FSB, dated the Addition Date, confirming, to the extent applicable and in FSB's reasonable belief, the items set forth in clauses (i) through (v) above;

                  (vii) FSB shall have indicated in its computer files that Receivables created in connection with such Aggregate Addition Accounts and the related Purchased Assets have been sold to TRS and shall have delivered or caused to be delivered to TRS the Account Schedule with respect to such Aggregate Addition Accounts in accordance with Subsection 2.01(c); and

                  (viii) FSB and TRS shall have entered into a duly executed, written assignment, substantially in the form of EXHIBIT A (an "AGGREGATE ADDITION ACCOUNT SUPPLEMENTAL CONVEYANCE").

                  Section 2.03. Addition of New Accounts.

                  (a) Upon the mutual agreement of FSB and TRS, subject to compliance by FSB with Subsection 2.03(b), FSB may designate newly originated Eligible Accounts to be included as New Accounts and sell to TRS the Purchased Assets related to such New Accounts. FSB shall cooperate with TRS to enable TRS to comply with the requirements of Subsections 2.03(a) and (b) of the TRS-RFC V Receivables Purchase Agreement and shall cooperate with TRS to enable TRS to perform with respect to the Receivables in such New Accounts all actions specified in Subsections 2.03(a) and (b) of the TRS-RFC V Receivables Purchase Agreement.

                  (b) On the Addition Date with respect to any New Accounts, TRS shall purchase FSB's right, title and interest in, to and under the Receivables in such New Accounts (and such New Accounts shall be deemed to be Accounts for purposes of this Agreement) upon satisfaction of the following conditions:

                  (i) as of the applicable Selection Date, each New Account shall be an Eligible Account;

                  (ii) on such Addition Date, FSB shall have delivered to TRS copies of UCC financing statements covering such New Accounts, if necessary to perfect TRS's interest in the Receivables arising therein and the related Purchased Assets;

                  (iii) to the extent daily collections are required by Section
         3.1 of the Transfer and Servicing Agreement, FSB, on behalf of TRS, shall have deposited into the Collection Account all Collections with respect to such New Accounts since the applicable Addition Cut-Off Date;

                  (iv) as of each of the Addition Cut-Off Date and such Addition Date, no Insolvency Event with respect to FSB shall have occurred nor shall the sale of the Receivables arising in the New Accounts and the related Purchased Assets to TRS have been made in contemplation of the occurrence thereof;

                  (v) such addition will not, in the reasonable belief of FSB, have a material adverse effect on TRS;

                  (vi) on such Addition Date, FSB shall have delivered to TRS an Officer's Certificate of FSB, dated such Addition Date, confirming, to the extent applicable and in FSB's reasonable belief, the items set forth in clauses (i) through (v) above;

                  (vii) on such Addition Date, FSB shall have indicated in its computer files that Receivables created in connection with such New Accounts and the related Purchased Assets have been sold to TRS; and

                  (viii) on such Addition Date, FSB and TRS shall have entered into a duly executed, written assignment, substantially in the form of EXHIBIT B (a "NEW ACCOUNT SUPPLEMENTAL CONVEYANCE").

                  (c) On the related New Account Delivery Date, FSB shall deliver or cause to be delivered the Account Schedule with respect to such New Accounts.

                  Section 2.04. Removal and Deletion of Accounts.

                  (a) If an Account becomes a Removed Account, then FSB shall stop selling to TRS Receivables arising in such Removed Account effective on the Business Day (the "STOP DATE") after the date such Account becomes a Removed Account. Notwithstanding the cessation of the sale to TRS of additional Receivables arising in such Removed Account, Receivables sold to TRS prior to the Stop Date and Collections in respect of such Receivables shall continue to be property of TRS available for transfer by TRS to RFC V pursuant to the TRS-RFC V Receivables Purchase Agreement and by RFC V to the Trust pursuant to the Transfer and Servicing Agreement. To the extent that it is not clear to FSB whether Collections relate to a Receivable that was sold to TRS or to a receivable that FSB did not sell to TRS, FSB shall allocate payments on each such Removed Account with respect to the principal balance of such Removed Account first to the oldest principal balance of such Removed Account.

                  (b) On and after the Stop Date for a Removed Account, FSB may mark its books and records to indicate that such Account is a Removed Account, but FSB shall not (i) alter the indication referenced in clause (i) of Subsection 2.01(c) with respect to such Removed Account unless and until such Account becomes a Deleted Account or FSB has taken such action as is necessary or advisable to cause the interest of TRS in the Purchased Assets to continue to be perfected and of first priority, or (ii) delete such Removed Account from
SCHEDULE 1 hereto or any Account Schedule.

                  (c) Once a Removed Account becomes a Deleted Account, FSB may delete such Deleted Account from SCHEDULE 1 hereto and, upon such deletion, shall indicate in its computer files that such Deleted Account is no longer an Account.

                               [END OF ARTICLE II]

                                  ARTICLE III

                            CONSIDERATION AND PAYMENT

                  Section 3.01. Purchase Price.

                  (a) The "PURCHASE PRICE" for the Receivables in the Initial Accounts existing at the Initial Cut-Off Date, and the related Purchased Assets, that are conveyed to TRS under this Agreement shall be payable on the Closing Date, in an amount equal to 100% of the aggregate balance of the Receivables so conveyed, adjusted to reflect such factors, if any, as FSB and TRS mutually agree will result in a Purchase Price determined to be the fair market value of such Receivables and the related Purchased Assets. This computation of initial purchase price shall assume no reinvestment in new Receivables. The Purchase Price for the Receivables (including Receivables in Additional Accounts) and the related Purchased Assets conveyed to TRS under this Agreement which come into existence after the Initial Cut-Off Date (i) shall be payable on a date (the "PURCHASE PRICE PAYMENT DATE") mutually agreed to by FSB and TRS, but no later than the 15th calendar day of the Monthly Period (or, if such day is not a Business Day, the next following Business Day) following the calendar month in which such Receivables and the related Purchased Assets are conveyed by FSB to TRS and (ii) shall be an amount equal to 100% of the aggregate balance of the Receivables so conveyed, adjusted to reflect such factors, if any, as FSB and TRS mutually agree will result in a Purchase Price determined to be the fair market value of such Receivables and the related Purchased Assets.

                  (b) Notwithstanding any other provision of this Agreement, FSB shall not be obligated to continue to sell Receivables or other Purchased Assets to TRS to the extent that FSB is not paid the Purchase Price therefor as provided herein.

                  Section 3.02. Adjustments to Purchase Price. The Purchase Price shall be reduced on the Purchase Price Payment Date (a "PURCHASE PRICE ADJUSTMENT") with respect to any Receivable previously conveyed to TRS by FSB which is reduced by FSB or the Servicer because of a rebate, refund, unauthorized charge or billing error to an Obligor, because such Receivable was created in respect of merchandise which was refused or returned by an Obligor, or because FSB or the Servicer processes as a credit adjustment any uncollectible Small Balances, or if the Servicer otherwise adjusts downward the amount of any Receivable without receiving Collections therefor or without charging off such amount as uncollectible. The amount of such reduction shall equal the reduction in the balance of such Receivable resulting from the occurrence of such event. In the event that a reduction pursuant to this Section
3.02 causes the Purchase Price to be a negative number, FSB agrees that, on the Purchase Price Payment Date, FSB shall pay or cause to be paid to TRS an amount equal to the amount by which the Purchase Price Adjustment exceeds the unadjusted Purchase Price.

                  Section 3.03. Use of Name, Logo and Marks. FSB does hereby grant to TRS a non-exclusive license to use the name "American Express Bank, FSB" and all related identifying trade or service marks, signs, symbols, logos, designs, servicing software, customer lists and other intangibles in connection with the servicing of the Receivables purchased hereunder. The license granted shall be co-extensive with the term of the Agreement.

                              [END OF ARTICLE III]

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  Section 4.01. Representations and Warranties of FSB Relating to FSB.

                  (a) Representations and Warranties. FSB hereby represents and warrants to, and agrees with, TRS as of the Closing Date and on each Addition Date, that:

                  (i) Organization and Good Standing. FSB is a federal savings bank validly existing under the laws of the United States of America, and has, in all material respects, full power and authority to own its properties and conduct its business as presently owned or conducted, and to execute, deliver and perform its obligations under this Agreement.

                  (ii) Due Qualification. FSB is duly qualified to do business and is in good standing as a foreign corporation or other entity and has obtained all necessary licenses and approvals, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have a material adverse effect on this Agreement or the transactions contemplated hereby or on the ability of FSB to perform its obligations under this Agreement.

                  (iii) Due Authorization. The execution and delivery by FSB of this Agreement and any other document or instrument delivered by FSB pursuant hereto, including any Supplemental Conveyance, to which FSB is a party and the consummation by FSB of the transactions provided for in this Agreement and any such Supplemental Conveyance, have been duly authorized by FSB by all necessary action on the part of FSB.

                  (iv) No Conflict or Violation. The execution and delivery by FSB of this Agreement, the performance by FSB of the transactions contemplated by this Agreement and the fulfillment by FSB of the terms of this Agreement applicable to FSB, will not conflict with or violate any Requirements of Law applicable to FSB or conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which FSB is a party or by which it or its properties are bound.

                  (v) No Proceedings. There are no Proceedings or investigations pending or, to the best knowledge of FSB threatened, against FSB before any Governmental Authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of FSB, would materially and adversely affect the performance by FSB of its obligations under this Agreement or (iv) seeking any determination or ruling that, in the reasonable judgment of FSB, would materially and adversely affect the validity or enforceability of this Agreement.

                  (vi) All Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by FSB in connection with the execution and delivery by FSB of this Agreement and the performance by FSB of the transactions contemplated by this Agreement have been duly obtained, effected or given and are in full force and effect.

                  (b) Notice of Breach. The representations and warranties set forth in this Section 4.01 shall survive the sale of the Purchased Assets to TRS. Upon discovery by FSB or TRS of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other party, RFC V, the Owner Trustee and the Indenture Trustee following such discovery.

                  Section 4.02. Representations and Warranties of FSB Relating to the Agreement and the Receivables.

                  (a) Representations and Warranties. FSB hereby represents and warrants to TRS as of the Closing Date with respect to the Initial Accounts (and the Receivables arising therein) and as of the related Addition Date with respect to Additional Accounts (and the Receivables arising therein), that:

                  (i) each of this Agreement and, in the case of Additional Accounts, the related Supplemental Conveyance constitutes a legal, valid and binding obligation of FSB enforceable against FSB in accordance with its terms, except as such enforceability may be limited by applicable Debtor Relief Laws or general principles of equity;

                  (ii) (a) as of the Initial Cut-Off Date with respect to the Initial Accounts (and the Receivables arising thereunder), SCHEDULE 1 to this Agreement, as supplemented to such date, is an accurate and complete listing in all material respects of all the Accounts as of such applicable date, and the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder is true and correct in all material respects as of such applicable date and (b) as of the related Addition Cut-Off Date with respect to Additional Accounts (and the Receivables arising thereunder), SCHEDULE 1 to this Agreement, as supplemented to such date, is an accurate and complete listing in all material respects of all the Accounts as of such applicable date, and the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder is true and correct in all material respects as of such applicable date;

                  (iii) each Receivable conveyed to TRS has been conveyed to TRS free and clear of any Lien (other than any Lien for municipal or other local taxes of FSB if such taxes are not then due and payable or if FSB is then contesting the validity thereof in good faith by appropriate proceedings and has set aside on its books adequate reserves with respect thereto);

                  (iv) all authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by FSB in connection with the conveyance of Receivables to TRS have been duly obtained, effected or given and are in full force and effect;

                  (v) this Agreement and, in the case of Additional Accounts, the related Supplemental Conveyance, constitutes a valid sale to TRS of all right, title and interest of FSB in the Purchased Assets, and such sale is perfected under the UCC;

                  (vi) on the applicable Selection Date, each such Account is an Eligible Account;

                  (vii) on the applicable Selection Date, each Receivable contained in such Account on such applicable date and sold to TRS by FSB is an Eligible Receivable;

                  (viii) as of the date of the creation of any new Receivable sold to TRS by FSB, such Receivable is an Eligible Receivable; and

                  (ix) no selection procedures believed by FSB to be materially adverse to the interests of TRS or its transferees have been used in selecting such Accounts.

                  (b) Notice of Breach. The representations and warranties set forth in this Section 4.02 shall survive the sale of the Purchased Assets to TRS. Upon discovery by either FSB or TRS of a breach of any of the representations and warranties set forth in this Section 4.02, the party discovering such breach shall give prompt written notice to the other party, RFC V, the Owner Trustee and the Indenture Trustee following such discovery. FSB hereby acknowledges that TRS intends to rely on the representations hereunder in connection with representations made by TRS to secured parties, assignees or subsequent transferees, including transfers made by TRS to RFC V pursuant to the TRS-RFC V Receivables Purchase Agreement and thereafter by RFC V to the Trust pursuant to the Transfer and Servicing Agreement and by the Trust to the Indenture Trustee pursuant to the Indenture, and that RFC V, the Owner Trustee and the Indenture Trustee may enforce such representations and warranties directly against FSB, and FSB hereby consents to such reliance.

                  Section 4.03. Representations and Warranties of TRS. As of the Closing Date and each Addition Date, TRS hereby represents and warrants to, and agrees with, FSB that:

                  (a) Organization and Good Standing. TRS is a corporation duly organized and validly existing under the laws of the State of New York, and has, in all material respects, full power and authority to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement.

                  (b) Due Qualification. TRS is duly qualified to do business and is in good standing and has obtained all necessary licenses and approvals, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have a material adverse effect on this Agreement or the transactions contemplated hereby or on the ability of TRS to perform its obligations under this Agreement.

                  (c) Due Authorization. The execution and delivery by TRS of this Agreement and any other document or instrument delivered pursuant hereto, including any Supplemental Conveyance, to which RFC V is a party, and the consummation by TRS of the transactions provided for in this Agreement and any such Supplemental Conveyance, have been duly authorized by TRS by all necessary company action on the part of TRS.

                  (d) No Conflict or Violation. The execution and delivery by TRS of this Agreement, the performance by TRS of the transactions contemplated by this Agreement and the fulfillment by TRS of the terms of this Agreement applicable to TRS, will not conflict with or violate any Requirements of Law applicable to TRS or conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which TRS is a party or by which it or any of its properties are bound.

                  (e) No Proceedings. There are no Proceedings or investigations pending or, to the best knowledge of TRS, threatened, against TRS, before any Governmental Authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of TRS, would materially and adversely affect the performance by TRS of its obligations under this Agreement or (iv) seeking any determination or ruling that, in the reasonable judgment of TRS, would materially and adversely affect the validity or enforceability of this Agreement.

                  (f) All Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by TRS in connection with the execution and delivery by TRS of this Agreement and the performance by TRS of the transactions contemplated by this Agreement have been duly obtained, effected or given and are in full force and effect.

                  The representations and warranties set forth in this Section
4.03 shall survive the sale of the Purchased Assets to TRS. Upon discovery by FSB or TRS of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other party, RFC V, the Owner Trustee and the Indenture Trustee following such discovery.

                               [END OF ARTICLE IV]

                                   ARTICLE V

                                    COVENANTS

                  Section 5.01. Covenants of FSB. FSB hereby covenants and agrees with TRS as follows:

                  (a) Receivables Not To Be Evidenced by Instruments. Except in connection with its enforcement or collection of an Account, FSB will take no action to cause any Receivable sold to TRS hereunder to be evidenced by any instrument (as defined in the UCC), and if any Receivable is so evidenced as a result of any action by FSB, it shall be deemed to be a Receivable described in Subsection 6.01(a) and shall be reassigned to FSB in accordance with Subsection 6.01(b).

                  (b) Security Interests. Except for the conveyances hereunder, FSB will not sell, pledge, assign or transfer to any other Person, or take any other action inconsistent with TRS's ownership of, the Purchased Assets, or grant, create, incur, assume or suffer to exist any Lien arising through or under FSB on any Purchased Asset or any interest therein (other than any Lien for municipal or other local taxes of FSB if such taxes are not then due and payable or if FSB is then contesting the validity thereof in good faith by appropriate proceedings and has set aside on its books adequate reserves with respect thereto), and FSB shall not claim any ownership interest in any Purchased Asset and shall defend the right, title and interest of TRS in, to and under the Purchased Assets against all claims of third parties claiming through or under FSB.

                  (c) Account Allocations. If a Transfer Restriction Event occurs, FSB agrees (except as prohibited by any such order or any Requirement of Law) to allocate and pay to TRS, after the date of such Transfer Restriction Event, all Collections with respect to Receivables previously sold to TRS. To the extent that it is not clear to FSB whether collections relate to a Receivable that was sold to TRS or to a receivable that FSB is unable to sell to TRS, FSB agrees that it shall allocate payments on each Account with respect to the principal balance of such Account first to the oldest principal balance of such Account. Notwithstanding any cessation of the sale to TRS of additional Receivables, Receivables sold to TRS prior to the occurrence of the Transfer Restriction Event and Collections in respect of such Receivables shall continue to be property of TRS available for transfer by TRS to RFC V pursuant to the TRS-RFC V Receivables Purchase Agreement and by RFC V to the Trust pursuant to the Transfer and Servicing Agreement.

                  (d) Delivery of Collections. In the event that FSB receives Collections or any other amounts in respect of the Purchased Assets sold to TRS hereunder, FSB agrees to pay to TRS (or to RFC V, the Servicer or the Indenture Trustee if TRS so directs) all such Collections and other amounts promptly after receipt thereof.

                  (e) Notice of Liens. FSB shall notify TRS promptly after becoming aware of any Lien arising through or under FSB on any Purchased Asset other than the conveyances hereunder.

                  (f) Documentation of Transfer. FSB shall timely file in all appropriate filing offices the documents which are necessary or advisable to perfect and maintain the perfection of the sale of the Purchased Assets to TRS.

                  (g) Account Agreements and Guidelines. Subject to compliance with all Requirements of Law, FSB may effect or permit a change to the terms and provisions of the Account Agreements or the Account Guidelines applicable to the Accounts in any respect (including the calculation of the amount or the timing of charge-offs and other fees to be assessed thereon) only if such change is made applicable to any comparable segment of charge accounts owned by FSB which have characteristics the same as, or substantially similar to, the Accounts that are the subject of such change, except as otherwise restricted by an endorsement, sponsorship, or other agreement between FSB and an unrelated third party or by the terms of the Account Agreements. Notwithstanding the above, unless required by Requirements of Law, FSB will not take any action with respect to such Account Agreements or such Account Guidelines which, at the time of such action, FSB reasonably believes will have a material adverse effect on TRS.

                  (h) Name and Type and Jurisdiction of Organization. FSB shall not change its name or its type or jurisdiction of organization without previously having delivered to TRS an opinion of counsel to the effect that all actions have been taken, and all filings have been made, as are necessary to continue and maintain the first-priority perfected ownership interest of TRS in the Purchased Assets.

                  (i) Annual Opinion. On or before March 31st of each calendar year, commencing March 31, 2006, FSB shall deliver to TRS, with a copy to the Indenture Trustee, an opinion of counsel to the effect that (i) no further action with respect to the recording or filing of any financing statements, any amendments to financing statements, or any other documents or filings is then necessary to perfect the ownership interest of TRS in the Purchased Assets, and
(ii) no further action with respect to the recording or filing of any financing statements, any amendments to financing statements, or any other documents or filings will be necessary prior to March 31st of the next calendar year to perfect the ownership interest of TRS in the Purchased Assets or stating what such filings will be necessary prior to such March 31st.

                               [END OF ARTICLE V]

                                   ARTICLE VI

                              REPURCHASE OBLIGATION

                  Section 6.01. Reassignment of Ineligible Receivables.

                  (a) In the event any representation or warranty under Subsection 4.02(a)(ii), (iii), (iv), (vi), (vii), (viii) or (ix) is not true and correct in any material respect as of the date specified therein with respect to any Receivable or the related Account and as a result of such breach TRS is required under Subsection 6.01(a) of the TRS-RFC V Receivables Purchase Agreement to accept reassignment of such Receivables previously sold by FSB to TRS pursuant to this Agreement, FSB shall accept reassignment of such Receivables on the terms and conditions set forth in Subsection 6.01(b).

                  (b) FSB shall accept reassignment of any Receivables described in Subsection 6.01(a) from TRS on the date on which such Receivables are reassigned to TRS pursuant to Subsection 6.01(a) of the TRS-RFC V Receivables Purchase Agreement, and shall pay for such reassigned Receivables by paying to TRS in immediately available funds an amount equal to the unpaid balance of such Receivables. Upon reassignment of such Receivables, TRS shall automatically and without further action sell, transfer, assign, set-over and otherwise convey to FSB, without recourse, representation or warranty, all the right, title and interest of TRS in and to such Receivables, all Recoveries allocable to such Receivables, all monies due or to become due and all amounts received or receivable with respect thereto, all Collections with respect thereto, and all proceeds (including "proceeds" as defined in the UCC) thereof. Such reassigned Receivables shall be treated by TRS as collected in full as of the date on which they were reassigned. TRS shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by FSB to effect the conveyance of such Receivables and other property pursuant to this Subsection.

                  Section 6.02. Reassignment of Other Receivables.

                  (a) In the event any representation or warranty set forth in Subsection 4.01(a)(i) or (iii) or Subsection 4.02(a)(i) or (v) is not true and correct in any material respect and as a result of such breach TRS is required under Subsection 6.02(b) of the TRS-RFC V Receivables Purchase Agreement to accept a reassignment of all of the Receivables previously sold by FSB to TRS pursuant to this Agreement, FSB shall accept a reassignment of such Receivables on the terms and conditions set forth in Subsection 6.02(b).

                  (b) FSB shall accept reassignment of any Receivables described in Subsection 6.02(a) from TRS on the date on which such Receivables are reassigned to TRS, and shall pay for such reassigned Receivables by paying to TRS, not later than 11:00 a.m., New York City time, on the First Note Transfer Date following the Monthly Period in which such reassignment obligation arises, an amount equal to the unpaid balance of such Receivables. Upon reassignment of such Receivables, TRS shall automatically and without further action sell, transfer, assign, set-over and otherwise convey to FSB, without recourse, representation or warranty, all the right, title and interest of TRS in and to such Receivables, all Recoveries allocable to such Receivables, all monies due or to become due and all amounts received or receivable with respect thereto, all Collections with respect thereto, and all proceeds (including "proceeds" as defined in the UCC) thereof. Such reassigned Receivables shall be treated by TRS as collected in full as of the date on which they were reassigned. TRS shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by FSB to effect the conveyance of such Receivables and other property pursuant to this Subsection.

                               [END OF ARTICLE VI]

                                  ARTICLE VII

                              CONDITIONS PRECEDENT

                  Section 7.01. Conditions to TRS's Obligations Regarding Initial Receivables. The obligations of TRS to purchase the Receivables in the Initial Accounts on the Closing Date shall be subject to the satisfaction of the following conditions:

                  (a) all representations and warranties of FSB contained in this Agreement shall be true and correct on the Closing Date with the same effect as though such representations and warranties had been made on such date (except that, to the extent any such representation or warranty expressly relates to an earlier date, such representation or warranty was true and correct on such earlier date);

                  (b) all information concerning the Initial Accounts provided to TRS shall be true and correct as of the Initial Cut-Off Date in all material respects;

                  (c) FSB shall have (i) delivered or caused to be delivered to TRS a true and correct Account Schedule with respect to the Initial Accounts, and (ii) performed all other obligations required to be performed by FSB on or before the Closing Date by the provisions of this Agreement;

                  (d) FSB shall have recorded and filed, at its expense, any financing statement with respect to the Purchased Assets meeting the requirements of applicable law in such manner and in such jurisdictions as are necessary to perfect the sale of the Purchased Assets from FSB to TRS, and shall have provided delivery of a file-stamped copy of such financing statements or other evidence of such filings to TRS; and

                  (e) all corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to TRS, and TRS shall have received from FSB copies of all documents (including records of corporate proceedings) relevant to the transactions herein contemplated as TRS may reasonably have requested.

                  Section 7.02. Conditions Precedent to FSB's Obligations. The obligations of FSB to sell the Receivables in the Initial Accounts on the Closing Date shall be subject to the satisfaction of the following conditions:

                  (a) all representations and warranties of TRS contained in this Agreement shall be true and correct on the Closing Date with the same effect as though such representations and warranties had been made on such date (except that, to the extent any such representation or warranty expressly relates to an earlier date, such representation or warranty was true and correct on such earlier date);

                  (b) payment or provision for payment of the Purchase Price in accordance with Section 3.01 hereof shall have been made; and

                  (c) all company and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to FSB, and FSB shall have received from TRS copies of all documents (including records of company proceedings) relevant to the transactions herein contemplated as FSB may reasonably have requested.

                              [END OF ARTICLE VII]

                                  ARTICLE VIII

                          TERM AND PURCHASE TERMINATION

                  Section 8.01. Term. This Agreement shall commence as of the date of execution and delivery hereof and shall continue at least until the earliest of (i) the termination of the Trust as provided in Article IX of the Trust Agreement, (ii) the termination of the TRS-RFC V Receivables Purchase Agreement and (iii) the execution of a receivables purchase agreement between FSB and American Express Receivables Financing Corporation VI LLC or other wholly-owned subsidiary special purpose entity, pursuant to which FSB will sell receivables to RFC VI or such other entity, and RFC VI or such other entity will convey such receivables to the Trust. Thereafter this Agreement may be terminated by the mutual agreement of the parties hereto.

                  Section 8.02. Purchase Termination. If (i) FSB shall file a petition or commence a Proceeding (A) to take advantage of any bankruptcy, conservatorship, receivership, insolvency, or similar laws or (B) for the appointment of a trustee, conservator, receiver, liquidator, or similar official for or relating to FSB or all or substantially all of its property, (ii) FSB shall consent or fail to object to any such petition filed or Proceeding commenced against or with respect to it or all or substantially all of its property, or any such petition or Proceeding shall not have been dismissed within sixty (60) days of its filing or commencement, or a court, agency, or other supervisory authority with jurisdiction shall have decreed or ordered relief with respect to any such petition or Proceeding, (iii) FSB shall be unable, or shall admit in writing its inability, to pay its debts generally as they become due, (iv) FSB shall make an assignment for the benefit of its creditors or (v) FSB shall voluntarily suspend payment of its obligations (each, an "INSOLVENCY EVENT"); then FSB shall immediately cease to sell Receivables to TRS and shall promptly give notice to TRS, RFC V, the Owner Trustee and the Indenture Trustee of such Insolvency Event. Notwithstanding any cessation of the sale to TRS of additional Receivables, Receivables sold to TRS prior to the occurrence of such Insolvency Event and Collections in respect of such Receivables shall continue to be property of TRS available for transfer by TRS to RFC V pursuant to the TRS-RFC V Receivables Purchase Agreement and by RFC V to the Trust pursuant to the Transfer and Servicing Agreement. To the extent that it is not clear to FSB whether collections relate to a Receivable that was sold to TRS or to a receivable that FSB has not sold to TRS, FSB agrees that it shall allocate payments on each Account with respect to the principal balance of such Account first to the oldest principal balance of such Account.

                              [END OF ARTICLE VIII]

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

                  Section 9.01. Amendment. This Agreement may not be changed orally, but only by an instrument in writing signed by TRS and FSB in accordance with this Section 9.01; provided, however, that no amendment shall be effective unless written confirmation has been received by TRS that such amendment will not result in the reduction or withdrawal of the respective ratings of any Note Rating Agency for any securities issued by the Trust; provided, further, that TRS shall have delivered an Officer's Certificate of TRS, dated the date of such action, stating that TRS reasonably believes that such action will not result in an Event of Default or an Early Amortization Event. Any conveyance (including any Supplemental Conveyance) or reassignment executed in accordance with the provisions hereof shall not be considered to be an amendment to this Agreement. A copy of any amendment to this Agreement shall be sent to each Note Rating Agency.

                  Section 9.02. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  Section 9.03. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested and postage prepaid, to (a) in the case of FSB, American Express Bank, FSB, 4315 South 2700 West, Salt Lake City, Utah 84184, Attention: President (facsimile:
801-945-4050), (b) in the case of TRS, American Express Travel Related Services Company, Inc., 200 Vesey Street, New York, New York 10285, Attention: Secretary (facsimile: (212) 619-9261), (c) in the case of RFC V, American Express Receivables Financing Corporation V LLC, 200 Vesey Street, Room 507A, New York, New York 10285, Attention: President (facsimile: 212-640-2417), (d) in the case of the Indenture Trustee, The Bank of New York, 101 Barclay Street, Floor 8 West, New York, New York 10286, Attention: Asset Backed Unit (facsimile:
212-815-5999), and (e) in the case of the Owner Trustee, Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890-1600, Attention:
Corporate Trust Administration (facsimile: 302-636-4140); or, as to each party, at such other address as shall be designated by such party in a written notice to each other party in accordance with this Section 9.03.

                  Section 9.04. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, and terms of this Agreement and shall in no way affect the validity or enforceability of such remaining covenants, agreements, provisions and terms of this Agreement.

                  Section 9.05. Assignment. Notwithstanding anything to the contrary contained herein, other than TRS's assignment of its right, title, and interest in, to, and under this Agreement to RFC V as contemplated by the TRS-RFC V Receivables Purchase Agreement and Section 9.06 hereof, this Agreement may not be assigned by the parties hereto; provided, however, that FSB shall have the right to assign its right, title and interest in, to and under this Agreement to (a) any successor by merger assuming this Agreement or (b) to any other entity; provided, further, that (x) in the case of an assignment pursuant to clauses (a) and (b), FSB has given ten (10) days prior notice to TRS, RFC V, the Owner Trustee, the Indenture Trustee and each Note Rating Agency, and (y) in the case of an assignment pursuant to clause (b), written confirmation has been received by FSB and TRS that such assignment will not result in the reduction or withdrawal of the respective ratings of any Note Rating Agency for any securities issued by the Trust.

                  Section 9.06. Acknowledgement and Agreement of FSB. By execution below, FSB expressly acknowledges and agrees that all of TRS's right, title, and interest in, to, and under this Agreement, including all of TRS's right, title, and interest in and to the Purchased Assets, may be assigned by TRS to RFC V, by RFC V to the Trust and by the Trust to the Indenture Trustee, and FSB consents to such assignments. FSB further agrees that notwithstanding any claim, counterclaim, right of setoff or defense which it may have against TRS, due to a breach by TRS of this Agreement or for any other reason, and notwithstanding the bankruptcy of TRS or any other event whatsoever, FSB's sole remedy shall be a claim against TRS for money damages, and then only to the extent of funds available to TRS, and in no event shall FSB assert any claim on or any interest in the Purchased Assets or take any action which would reduce or delay receipt by RFC V, the Trust or the Indenture Trustee of Collections with respect to the Purchased Assets. Additionally, FSB agrees that any amounts payable by FSB to TRS hereunder which are to be paid by TRS to RFC V and by RFC V to the Trust, the Indenture Trustee or the Servicer shall be paid by FSB directly to RFC V, the Trust, the Indenture Trustee or the Servicer, as applicable, as assignee (or the agent of an assignee) of TRS.

                  Section 9.07. Further Assurances. TRS and FSB agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party, RFC V, the Trust or the Indenture Trustee more fully to effect the purposes of this Agreement, including the execution of any financing statements or amendments thereto or equivalent documents relating to the Purchased Assets for filing under the provisions of the UCC or other law of any applicable jurisdiction.

                  Section 9.08. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of TRS or FSB, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

                  Section 9.09. Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

                  Section 9.10. Binding; Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. RFC V, the Trust, the Owner Trustee and the Indenture Trustee shall be considered third-party beneficiaries of this Agreement.

                  Section 9.11. Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

                  Section 9.12. Headings. The headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

                  Section 9.13. Schedules and Exhibits. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

                  Section 9.14. Survival of Representations and Warranties. All representations, warranties and agreements contained in this Agreement or contained in any Supplemental Conveyance shall remain operative and in full force and effect and shall survive conveyance of the Purchased Assets by TRS to RFC V pursuant to the TRS-RFC V Receivables Purchase Agreement, by RFC V to the Trust pursuant to the Transfer and Servicing Agreement and by the Trust to the Indenture Trustee pursuant to the Indenture.

                  Section 9.15. Nonpetition Covenant. Notwithstanding any prior termination of this Agreement, FSB agrees that at no time shall it commence, or join in commencing, a bankruptcy case or other insolvency or similar proceeding under the laws of any jurisdiction against TRS, RFC V or the Trust.

                               [END OF ARTICLE IX]

                  IN WITNESS WHEREOF, TRS and FSB have caused this Receivables Purchase Agreement to be duly executed by their respective officers as of the date first above written.

                            AMERICAN EXPRESS TRAVEL RELATED
                            SERVICES COMPANY, INC.




                            By:    /s/  David L. Yowan
                                   --------------------------------------------
                                   Name:  David L. Yowan
                                   Title: Treasurer




                            AMERICAN EXPRESS BANK, FSB




                            By:    /s/ Robert C. Radle
                                   --------------------------------------------
                                   Name:  Robert C. Radle
                                   Title: Chief Financial Officer and Treasurer

                                                                       EXHIBIT A

           FORM OF AGGREGATE ADDITION ACCOUNT SUPPLEMENTAL CONVEYANCE

                        (As required by Section 2.02 of
                      the Receivables Purchase Agreement)


                  SUPPLEMENTAL CONVEYANCE No. [___], dated as of [__________], by and between AMERICAN EXPRESS BANK, FSB, a federal savings bank (together with its permitted successors and assigns, "FSB"), and AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC., a New York corporation (together with its permitted successors and assigns, "TRS"), pursuant to the Receivables Purchase Agreement referred to below.


                              W I T N E S S E T H:

                  WHEREAS, FSB and TRS are parties to a Receivables Purchase Agreement, dated as of May 19, 2005 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "RECEIVABLES PURCHASE AGREEMENT");

                  WHEREAS, pursuant to the Receivables Purchase Agreement, FSB wishes to designate Aggregate Addition Accounts to be included as Accounts and FSB wishes to convey its right, title and interest in the Receivables of such Aggregate Addition Accounts, whether existing at the Addition Cut-Off Date or thereafter created, to TRS pursuant to the Receivables Purchase Agreement; and

                  WHEREAS, TRS is willing to accept such designation and conveyance subject to the terms and conditions hereof.

                  NOW, THEREFORE, FSB and TRS hereby agree as follows:

                  1. Defined Terms. All capitalized terms used herein shall have the meanings ascribed to them in the Receivables Purchase Agreement unless otherwise defined herein.

                  "Addition Cut-Off Date" shall mean, with respect to the Aggregate Addition Accounts, the opening of business on [__________].

                  "Addition Date" shall mean, with respect to the Aggregate Addition Accounts, [__________].

                  "Additional Purchased Assets" shall have the meaning set forth in Subsection 3(a).

                  "Aggregate Addition Accounts" shall mean the Aggregate Addition Accounts, as defined in the Receivables Purchase Agreement, that are designated hereby and listed on SCHEDULE 1 hereto.

                  "Selection Date" shall mean [(i)] for the added accounts with the code designation "[__]," the close of business on the cycle billing date for such added accounts occurring in the period beginning on the close of business on [________] and ending at the close of business on [_______] [and (ii) for the added accounts with the code designation "[__]," the close of business on the cycle billing date for such added accounts occurring in the period beginning on the close of business on [________] and ending at the close of business on [---------]].

                  2. Designation of Aggregate Addition Accounts. FSB delivers or causes to be delivered herewith an Account Schedule containing a true and complete list of the Aggregate Addition Accounts. Such Account Schedule is incorporated into and made part of this Supplemental Conveyance, shall be
SCHEDULE 1 to this Supplemental Conveyance and shall supplement SCHEDULE 1 to the Receivables Purchase Agreement.

                  3. Conveyance of Receivables.

                  (a) FSB does hereby sell, transfer, assign, set over and otherwise convey to TRS, without recourse except as provided in the Receivables Purchase Agreement, all of its right, title and interest, whether now owned or hereafter acquired, in, to and under the Receivables arising in the Aggregate Addition Accounts (including Related Accounts with respect to such Aggregate Addition Accounts), existing at the Addition Cut-Off Date and thereafter created, all Recoveries allocable to such Receivables, all monies due or to become due and all amounts received or receivable with respect thereto, all Collections with respect thereto, and all proceeds (including "proceeds" as defined in the UCC) thereof (collectively, the "ADDITIONAL PURCHASED ASSETS").

                  (b) If necessary, FSB shall (i) record and file, at its own expense, any financing statements (and amendments with respect to such financing statements when applicable) with respect to the Additional Purchased Assets meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain perfection of, the sale of the Additional Purchased Assets to TRS, (ii) cause such financing statements and amendments to name FSB, as seller, and TRS, as purchaser, of the Additional Purchased Assets and (iii) to deliver a file-stamped copy of such financing statements or amendments or other evidence of such filings to TRS as soon as is practicable after filing.

                  (c) FSB shall, at its own expense, on or prior to the Addition Date, indicate in its books and records (including its computer files) that all Receivables created in connection with the Aggregate Addition Accounts and the related Additional Purchased Assets have been sold to TRS pursuant to this Supplemental Conveyance.

                  (d) The parties hereto intend that the conveyance of FSB's right, title and interest in and to the Additional Purchased Assets shall constitute an absolute sale, conveying good title free and clear of any liens, claims, encumbrances or rights of others from FSB to TRS. It is the intention of the parties hereto that the arrangements with respect to the Additional Purchased Assets shall constitute a purchase and sale of such Additional Purchased Assets and not a loan. In the event, however, that it were to be determined that the transactions evidenced hereby constitute a loan and not a purchase and sale, it is the intention of the parties hereto that this Supplemental Conveyance shall constitute a security agreement under applicable law, and that FSB shall be deemed to have granted, and FSB does hereby grant, to TRS a first priority perfected security interest in all of FSB's right, title and interest, whether now owned or hereafter acquired, in, to and under the Additional Purchased Assets to secure the obligations of FSB hereunder and under the Receivables Purchase Agreement.

                  (e) To the extent that FSB retains any interest in the Additional Purchased Assets, FSB hereby grants to the Trust and the Indenture Trustee a security interest in all of FSB's right, title and interest, whether now owned or hereafter acquired, in, to and under the Additional Purchased Assets, to secure the performance of all of the obligations of FSB hereunder and under the Receivables Purchase Agreement. With respect to such security interest and such collateral, each of the Trust and the Indenture Trustee shall have all of the rights that it has under the Transfer and Servicing Agreement. Each of the Trust and the Indenture Trustee shall also have all of the rights of a secured creditor under the UCC.

                  4. Acceptance by TRS. TRS hereby acknowledges that, prior to or simultaneously with the execution and delivery of this Supplemental Conveyance, FSB delivered or caused to be delivered to TRS the Account Schedule described in Section 2 of this Supplemental Conveyance with respect to all Aggregate Addition Accounts.

                  5. Representations and Warranties of FSB. FSB hereby acknowledges on the Addition Date that it makes the representations and warranties in Sections 4.01 and 4.02 of the Receivables Purchase Agreement with respect to the Aggregate Addition Accounts.

                  6. Ratification of the Receivables Purchase Agreement. The Receivables Purchase Agreement is hereby ratified, and all references to the "RECEIVABLES PURCHASE AGREEMENT," to "THIS AGREEMENT" and "HEREIN" shall be deemed from and after the Addition Date to be a reference to the Receivables Purchase Agreement as supplemented and amended by this Supplemental Conveyance. Except as expressly amended hereby, all the representations, warranties, terms, covenants and conditions of the Receivables Purchase Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and, except as expressly provided herein, shall not constitute or be deemed to constitute a waiver of compliance with or consent to non-compliance with any term or provision of the Receivables Purchase Agreement.

                  7. Counterparts. This Supplemental Conveyance may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

                  8. GOVERNING LAW. THIS SUPPLEMENTAL CONVEYANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  IN WITNESS WHEREOF, FSB and TRS have caused this Supplemental Conveyance to be duly executed and delivered by their respective duly authorized officers on the date first above written.

                                       AMERICAN EXPRESS BANK, FSB



                                       By:
                                              ------------------
                                              Name:
                                              Title:




                                       AMERICAN EXPRESS TRAVEL RELATED
                                       SERVICES COMPANY, INC.




                                       By:
                                              -------------------
                                              Name:
                                              Title:

                                                                  Schedule 1 to
                                                                   Supplemental
                                                                     Conveyance



                           AGGREGATE ADDITION ACCOUNTS

                                                                       EXHIBIT B

                FORM OF SUPPLEMENTAL CONVEYANCE FOR NEW ACCOUNTS

                         (As required by Section 2.03 of
                       the Receivables Purchase Agreement)

                  SUPPLEMENTAL CONVEYANCE No. [___], dated as of the Addition Date set forth below, by and between AMERICAN EXPRESS BANK, FSB, a federal savings bank (together with its permitted successors and assigns, "FSB"), and AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC., a New York corporation (together with its permitted successors and assigns, "TRS"), pursuant to the Receivables Purchase Agreement referred to below.


                              W I T N E S S E T H:

                  WHEREAS, FSB and TRS are parties to a Receivables Purchase Agreement, dated as of May 19, 2005 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "RECEIVABLES PURCHASE AGREEMENT");

                  WHEREAS, pursuant to the Receivables Purchase Agreement, FSB wishes to designate New Accounts to be included as Accounts and FSB wishes to convey its right, title and interest in the Receivables of such New Accounts, whether existing at the Addition Cut-Off Date or thereafter created, to TRS pursuant to the Receivables Purchase Agreement; and

                  WHEREAS, TRS is willing to accept such designation and conveyance subject to the terms and conditions hereof.

                  NOW, THEREFORE, FSB and TRS hereby agree as follows:

                  1. Defined Terms. All capitalized terms used herein shall have the meanings ascribed to them in the Receivables Purchase Agreement unless otherwise defined herein.

                  "Addition Cut-Off Date" shall mean, with respect to each New Account, the date on which such New Account is originated.

                  "Addition Date" shall mean, with respect to the New Accounts, [_________].

                  "Additional Purchased Assets" shall have the meaning set forth in Subsection 3(a).

                  "New Account Delivery Date" shall mean the fifteenth calendar day of the month (or, if such fifteenth calendar day is not a Business Day, the next succeeding Business Day) following the Monthly Period in which the Addition Date occurs.

                  "New Accounts" shall mean the New Accounts, as defined in the Receivables Purchase Agreement, that are designated hereby and to be listed on
SCHEDULE 1 hereto.

                  "Selection Date" shall mean, with respect to each New Account, the date on which such New Account is originated.

                  2. Designation of New Accounts. The New Accounts are designated hereby. On the New Account Delivery Date, FSB shall deliver or cause to be delivered an Account Schedule containing a true and complete list of the New Accounts. Such Account Schedule is incorporated into and made part of this Supplemental Conveyance, shall be SCHEDULE 1 to this Supplemental Conveyance and shall supplement SCHEDULE 1 to the Receivables Purchase Agreement.

                  3. Conveyance of Receivables.

                  (a) FSB does hereby sell, transfer, assign, set over and otherwise convey to TRS, without recourse except as provided in the Receivables Purchase Agreement, all of its right, title and interest, whether now owned or hereafter acquired, in, to and under the Receivables arising in the New Accounts (including Related Accounts with respect to such New Accounts), existing at the applicable Addition Cut-Off Date of each New Account and thereafter created, all Recoveries allocable to such Receivables, all monies due or to become due and all amounts received or receivable with respect thereto, all Collections with respect thereto, and all proceeds (including "proceeds" as defined in the UCC) thereof (collectively, the "ADDITIONAL PURCHASED ASSETS").

                  (b) If necessary, FSB shall (i) record and file, at its own expense, any financing statements (and amendments with respect to such financing statements when applicable) with respect to the Additional Purchased Assets meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain perfection of, the sale of the Additional Purchased Assets TRS, (ii) cause such financing statements and amendments to name FSB, as seller, and TRS, as purchaser, of the Additional Purchased Assets and (iii) to deliver a file-stamped copy of such financing statements or amendments or other evidence of such filings to TRS as soon as is practicable after filing.

                  (c) FSB shall, at its own expense, on or prior to the Addition Date, indicate in its books and records (including its computer files) that all Receivables created in connection with the New Accounts and the related Additional Purchased Assets have been sold to TRS pursuant to this Supplemental Conveyance.

                  (d) The parties hereto intend that the conveyance of FSB's right, title and interest in and to the Additional Purchased Assets shall constitute an absolute sale, conveying good title free and clear of any liens, claims, encumbrances or rights of others from FSB to TRS. It is the intention of the parties hereto that the arrangements with respect to the Additional Purchased Assets shall constitute a purchase and sale of such Additional Purchased Assets and not a loan. In the event, however, that it were to be determined that the transactions evidenced hereby constitute a loan and not a purchase and sale, it is the intention of the parties hereto that this Supplemental Conveyance shall constitute a security agreement under applicable law, and that FSB shall be deemed to have granted, and FSB does hereby grant, to TRS a first priority perfected security interest in all of FSB's right, title and interest, whether now owned or hereafter acquired, in, to and under the Additional Purchased Assets to secure the obligations of FSB hereunder and under the Receivables Purchase Agreement.

                  (e) To the extent that FSB retains any interest in the Additional Purchased Assets, FSB hereby grants to the Trust and the Indenture Trustee a security interest in all of FSB's right, title and interest, whether now owned or hereafter acquired, in, to and under the Additional Purchased Assets, to secure the performance of all of the obligations of FSB hereunder and under the Receivables Purchase Agreement. With respect to such security interest and such collateral, each of the Trust and the Indenture Trustee shall have all of the rights that it has under the Transfer and Servicing Agreement. Each of the Trust and the Indenture Trustee shall also have all of the rights of a secured creditor under the UCC.

                  4. Acceptance by TRS. TRS hereby acknowledges that, on the New Account Delivery Date, FSB has agreed to deliver or cause to be delivered to TRS the Account Schedule described in Section 2 of this Supplemental Conveyance with respect to all New Accounts.

                  5. Representations and Warranties of FSB. FSB hereby acknowledges on the Addition Date that it makes the representations and warranties in Sections 4.01 and 4.02 of the Receivables Purchase Agreement with respect to the New Accounts.

                  6. Ratification of the Receivables Purchase Agreement. The Receivables Purchase Agreement is hereby ratified, and all references to the "RECEIVABLES PURCHASE AGREEMENT," to "THIS AGREEMENT" and "HEREIN" shall be deemed from and after the Addition Date to be a reference to the Receivables Purchase Agreement as supplemented and amended by this Supplemental Conveyance. Except as expressly amended hereby, all the representations, warranties, terms, covenants and conditions of the Receivables Purchase Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and, except as expressly provided herein, shall not constitute or be deemed to constitute a waiver of compliance with or consent to non-compliance with any term or provision of the Receivables Purchase Agreement.

                  7. Counterparts. This Supplemental Conveyance may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

                  8. GOVERNING LAW. THIS SUPPLEMENTAL CONVEYANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  IN WITNESS WHEREOF, FSB and TRS have caused this Supplemental Conveyance to be duly executed and delivered by their respective duly authorized officers on the date first above written.

                               AMERICAN EXPRESS BANK, FSB



                               By:    ______________________________________
                                      Name:
                                      Title:




                               AMERICAN EXPRESS TRAVEL RELATED
                                 SERVICES COMPANY, INC.




                               By:    ______________________________________
                                      Name:
                                      Title:

                                                                  Schedule 1 to
                                                                   Supplemental
                                                                     Conveyance



                                  NEW ACCOUNTS

                                                                      Schedule 1




                                LIST OF ACCOUNTS

                                TABLE OF CONTENTS

                                                                                                 PAGE
                                                                                                 ----


                                                  ARTICLE I
                                                 DEFINITIONS
Section 1.01.         Definitions  .....................................................................1

Section 1.02.         Other Definitional Provisions.....................................................9

                                                  ARTICLE II
                                    PURCHASE AND CONVEYANCE OF RECEIVABLES
Section 2.01.         Purchase.........................................................................10

Section 2.02.         Addition of Aggregate Addition Accounts..........................................11

Section 2.03.         Addition of New Accounts.........................................................12

Section 2.04.         Removal and Deletion of Accounts.................................................13


                                                 ARTICLE III
                                          CONSIDERATION AND PAYMENT
Section 3.01.         Purchase Price...................................................................15

Section 3.02.         Adjustments to Purchase Price....................................................15

Section 3.03.         Use of Name, Logo and Marks......................................................15

                                                  ARTICLE IV
                                        REPRESENTATIONS AND WARRANTIES
Section 4.01.         Representations and Warranties of TRS Relating to TRS............................16

Section 4.02.         Representations and Warranties of TRS Relating to the
                      Agreement and the Receivables....................................................17

Section 4.03.         Representations and Warranties of RFC V..........................................18

                                                  ARTICLE V
                                                  COVENANTS
Section 5.01.         Covenants of TRS.................................................................20

                          ARTICLE VI

                                            REPURCHASE OBLIGATION
Section 6.01.         Reassignment of Ineligible Receivables...........................................22

Section 6.02.         Reassignment of Other Receivables................................................22

                                                 ARTICLE VII
                                             CONDITIONS PRECEDENT
Section 7.01.         Conditions to RFC V's Obligations Regarding Initial Receivables..................23

Section 7.02.         Conditions Precedent to TRS's Obligations........................................23

                                                                                                 PAGE
                                                                                                 ----


                                                 ARTICLE VIII
                                        TERM AND PURCHASE TERMINATION
Section 8.01.         Term.............................................................................24

Section 8.02.         Purchase Termination.............................................................24

                                                  ARTICLE IX
                                           MISCELLANEOUS PROVISIONS
Section 9.01.         Amendment........................................................................25

Section 9.02.         Governing Law....................................................................25

Section 9.03.         Notices..........................................................................25

Section 9.04.         Severability of Provisions.......................................................25

Section 9.05.         Assignment.......................................................................25

Section 9.06.         Acknowledgement and Agreement of TRS.............................................26

Section 9.07.         Further Assurances...............................................................26

Section 9.08.         No Waiver; Cumulative Remedies...................................................26

Section 9.09.         Counterparts.....................................................................26

Section 9.10.         Binding; Third-Party Beneficiaries...............................................26

Section 9.11.         Merger and Integration...........................................................27

Section 9.12.         Headings.........................................................................27

Section 9.13.         Schedules and Exhibits...........................................................27

Section 9.14.         Survival of Representations and Warranties.......................................27

Section 9.15.         Nonpetition Covenant.............................................................27


             EXHIBIT A: FORM OF SUPPLEMENTAL CONVEYANCE FOR AGGREGATE ADDITION ACCOUNTS...............A-1

             EXHIBIT B: FORM OF SUPPLEMENTAL CONVEYANCE FOR NEW ACCOUNTS..............................B-1

             SCHEDULE 1: LIST OF ACCOUNTS.............................................................I-1


                                       ii